Exhibit 99.1

CC MEDIA HOLDINGS, INC. REPORTS
RESULTS FOR 2013 THIRD QUARTER

●	Revenues totaled $1.6 billion, including 3% increase at Media + Entertainment and 1% decline at Outdoor

●	OIBDAN1 of $442 million, including 3% growth at Media + Entertainment, and 5% decline at Outdoor, excluding foreign exchange and divestitures

●	New $75 million revolving credit facility to support outdoor liquidity

----------------

San Antonio, November 7, 2013…CC Media Holdings, Inc. (OTCBB: CCMO) today reported financial results for the third quarter ended September 30, 2013.

“Strategically and financially, our third quarter results reflect the growing strength of our Media + Entertainment business, while we continue to make meaningful progress in moving Outdoor forward internationally and in the Americas,” said Bob Pittman, Chairman and Chief Executive Officer.  “At Media+Entertainment, we outperformed the entire radio sector in revenue growth, including in our major markets.  Increasingly, our radio business is benefiting from our strategic approach to advertising that sets us apart in the marketplace.”

“Thanks to our integrated media assets and unmatched reach, we can develop custom multi-platform market solutions that nobody else can,” Pittman added.  “This year’s iHeartRadio Music Festival generated unmatched benefits for our advertising partners across multiple platforms – including live broadcasts over our radio stations nationwide,  live streaming on Yahoo!, exciting outdoor promotions,  a two-night primetime TV special on The CW Network and record-breaking listener engagement across all social media platforms.  So our investment in building our national advertising platform pays off nationally and has benefits locally as well.”

“Radio was the first true mobile and social medium, and we continue to see radio’s powerful social impact as mobile emerges as the most important platform for interacting with consumers,” Pittman concluded.  “Audio and social media are two of the most critical pillars of mobile, and we saw this firsthand when the 2013 iHeartRadio Music Festival generated 2.3 billion social impressions, doubling the 2012 total and even surpassing the social media buzz from the 2013 Super Bowl halftime show.  Looking ahead, we will stay focused on creating one-of-a-kind marketing campaigns – like our recent launches of albums for Lady Gaga, Katy Perry and Paul McCartney, and our innovative programs with Warner Music Group artists to break new music and market established artists – while also accelerating the pace of our outdoor digital investments.  Combining our broadcast radio reach of 243 million monthly listeners with outdoor’s unskippable brand messages, digital’s developing platforms and our fast-expanding events business also allows us to take full advantage of the out-of-home trend worldwide.”

“I am more confident than ever in the promising opportunity we have here,” said Rich Bressler, President and Chief Financial Officer.  “We’re continuing to focus on building strong relationships with top local and national advertisers to drive revenue growth, while maintaining our unparalleled relationship with the consumer and keeping our cost structure in line.  This quarter’s performance also underscores our continued investments on both the revenue and cost sides, with improved results at Media + Entertainment partially offset by more challenging conditions in certain regions outside the U.S.  Our extensive capital market activity over the past twelve months has given us much more flexibility.  I am proud to see both optimism and a sense of urgency across the entire company, as we continue to bring in the strongest people in the media industry to help us succeed.”

Third Quarter 2013 Results

Consolidated revenues totaled $1.59 billion, consistent with the third quarter of 2012.  Excluding the effects of movements in foreign exchange rates1, as well as a $3 million impact from the divestiture of businesses during the third quarter of 2012, revenues were up $3 million, or less than 1%.

●
Media+Entertainment revenues increased $25 million, or 3%, driven primarily by local, national and digital sales, as well as an increase in revenues from the traffic business due to improved sales strategies and expanded services including weather.

●
Americas outdoor revenues decreased $4 million, or 1%, on a reported basis and $3 million, or less than 1% adjusted for movements in foreign exchange rates, driven by declining revenues at airports due to lost contracts and  from the absence of our digital billboard revenue in the City of Los Angeles.  Partially offsetting these declines were higher occupancy and rate on bulletins, as well as strong growth from rising rate, capacity and occupancy of digital bulletins in other markets.

●
International outdoor revenues decreased $3 million, or less than 1%, after adjusting for a $3 million revenue reduction due to the divestiture of businesses during the third quarter of 2012 and a $1 million increase from movements in foreign exchange rates.  Strong revenue growth in emerging markets was offset by revenue declines in developed markets where, despite challenging economic conditions, certain countries performed well.    On a reported basis, revenues decreased $4 million, or 1%, compared to the same period of 2012.

The Company’s OIBDAN1 decreased 8%, or $39 million, to $441 million for the three months ended September 30, 2013 compared to $480 million for the same period of 2012.  Included in both the 2013 and 2012 third quarter OIBDAN were $18 million of operating and corporate expenses associated with the Company’s strategic revenue and cost initiatives to attract additional advertising dollars to its businesses and improve operating efficiencies.  Third quarter 2013 OIBDAN also included $8 million related to executive transition costs and $11 million related to legal and other costs compared to $2 million in the same period of 2012.  Excluding a $2 million reduction from the effects of movements in foreign exchange rates and minimal reduction due to the divestiture of businesses during the third quarter of 2012, OIBDAN declined $37 million, or 8%, to $442 million.

The Company’s consolidated net loss was $102 million in the third quarter of 2013 compared to a consolidated net loss of $51 million in the same period of 2012 due primarily to a gain on the sale of our international neon business in August 2012, lower operating income, and higher interest expense.

Key Highlights

The Company’s recent key highlights include:

Media+Entertainment

●
Reaching 39 million iHeartRadio registered users as of September 30, 2013, up 114% from the end of the 2012 third quarter, and crossing the 30 million registered user mark faster than Facebook, Twitter, Spotify or Pandora, and second only to Instagram.  iHeartRadio's total listening hours were up 30% in the third quarter of 2013 compared to the same period in 2012.  Mobile represented 60% of iHeartRadio total listening hours during the quarter.

●	Reaching 68.4 million unique visitors in September 2013 across the Clear Channel Digital Network, including iHeartRadio and radio station websites.

●
Announcing a landmark partnership with Warner Music Group (WMG) that contractually defines one of the Company’s most strategic relationships, which has always operated on an ad hoc basis, to make it more predictable and drive digital growth, break new music, and create new marketing opportunities for established artists.  The WMG agreement is the first-of-its kind partnership with a major label and is the 22nd agreement between Clear Channel and record labels to share digital and terrestrial revenues in a way that will build a sustainable business model.

●
Driving record listener engagement with the iHeartRadio Music Festival across all leading social media platforms including 2.3 billion total impressions during the Festival weekend – doubling the 2012 level - through Facebook, Twitter, and Instagram, the latter accounting for 23% of this social media activity compared to less than 1% in 2012.

●
Signing a five-year, multi-platform marketing partnership with The New York Mets to make Clear Channel’s 50,000-watt AM powerhouse 710 WOR the flagship radio station of the Mets – broadcasting spring training, regular season and postseason games, as well as the team’s pre- and post-game shows – and creating unique promotional opportunities across Clear Channel’s New York radio stations, digital platforms including iHeartRadio, outdoor advertising, events and community outreach.

●
Appointing Tim Spengler as President of Content Marketing and Revenue Strategy, where he will develop new and innovative media and advertising opportunities across Clear Channel’s multi-platform assets.  Spengler joins from IPG Mediabrand’s MAGNA GLOBAL, where he was CEO.

●
Partnering with Nickelodeon to launch Nick Radio, a family-targeted station on iHeartRadio and Nick.com –featuring shows including "On The Set With," "Nick Radio Dance Party," "Hangin' With" and "Nick Radio Top 10 Countdown" – programmed by Clear Channel and showcasing its leading DJs as well as Nickelodeon celebrity DJs.

●
Opening the new iHeartRadio Theater Los Angeles in the former Tonight Show studio in Burbank to showcase artists and connect them to their fans with pre-tour album release parties, performances, and radio and video broadcasts across Clear Channel's stations and iHeartRadio.  Opening the theater was an album release party for Katy Perry's "PRISM" – sponsored by Sony, Walmart, Monster Headphones, and AT&T – that was broadcast live on 175 Clear Channel stations and televised on the CW Network.

●
Announcing the iHeartRadio Jingle Ball 2013 concert tour sponsored by Chase in 12 U.S. cities and – for the first time ever – a nationally televised broadcast on the CW Network on December 18th.  Clear Channel will contribute a portion of ticket sales to The Ryan Seacrest Foundation and the Kraddick Foundation’s Kidd’s Kids program.  Featured artists include Miley Cyrus, Robin Thicke, Pitbull, Enrique Iglesias, Fall Out Boy, Macklemore & Ryan Lewis, Selena Gomez, Fifth Harmony, Ariana Grande, Jason Derulo, Austin Mahone, Flo Rida, One Republic, Icona Pop, Paramore, Travie McCoy, Chris Brown, Avril Lavigne, Armin Van Buuren, Bonnie McKee and Demi Lovato.

●
Expanding content on the iHeartRadio "Talk" channel through a partnership with Time Warner's Turner Broadcasting System to offer select audio content including CONAN and news segments from CNN – such as Anderson Cooper 360, New Day, Piers Morgan Live and The Lead with Jake Tapper – as well as sports clips from Bleacher Report.  Full episodes of Anderson Cooper 360, Fareed Zakaria GPS, State of the Union and Erin Burnett Out Front will also be accessible via iHeartRadio Talk.

●
Making iHeartRadio available in select 2014 Nissan vehicles equipped with NissanConnect via the in-dash iHeartRadio for Auto app, and adding Nissan to a list of iHeartRadio automotive partners that includes Ford, Toyota, GM, and Chrysler.

Outdoor

●
Partnering with Lady Gaga and Clear Channel Media+Entertainment for the exclusive global unveiling of the cover artwork for her new album, ARTPOP – through a first-ever, out-of-home campaign that sequenced a stepped reveal of advertiser creative in unison on Clear Channel Outdoor's international network of digital billboards and screens.  Also streamed live on www.ladygaga.com, direct from CCO's Spectacolor billboard in Times Square, the reveal showcased the global scale, reach and impact of our digital inventory across 18 cities worldwide.

●
Coordinating with Clear Channel Media+Entertainment to launch Paul McCartney's latest album, NEW, on Clear Channel Outdoor's digital network in 30 major cities across 18 countries through a pre-event tease of the iHeartRadio Album Release Party – utilizing six different creative executions, all designed to drive listeners to the party and #whatsnewpaul.

●
Introducing the new “Storm” brand in the UK – a client-branded, out-of-home digital network that delivers completely customized solutions in extremely short time frames – reaching premium audiences with advanced digital displays at Cromwell Road, Chiswick Towers and Coventry House at Piccadilly Circus  (www.stormdigital.com).

●
Creating an integrated social media plan with Coca-Cola for its “Share a Coke” campaign that allowed users – across several international markets – to see their name integrated into the iconic Coke logo on a Clear Channel digital display by posting their name on Facebook.

●	Installing 26 new digital bulletins for a total of 1,081 across 38 U.S. markets.

●	Expanding digital displays in Latin America by 50%, with 45 displays – including 15 in Chile, 16 in Mexico, and 14 in Peru.

●
Appointing Walker Jacobs as Chief Revenue Officer and President of Sales for Clear Channel Outdoor – North America, where he will have direct responsibility for the national advertising sales, sales marketing, revenue management, and sales operations teams.  Jacobs joins from Time Warner’s Turner Broadcasting System, where he was Executive Vice President of Turner Digital.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
Revenue1
CCME	$823,863	$798,759	3%	$2,286,040	$2,263,308	1%
Americas Outdoor	331,346	335,021	(1%)	952,832	935,850	2%
International Outdoor 3	391,667	396,120	(1%)	1,187,262	1,207,900	(2%)
Other	57,460	76,067	(24%)	167,778	191,909	(13%)
Eliminations	(16,814)	(18,636)		(45,235)	(48,419)
Consolidated revenue	$1,587,522	$1,587,331	0%	$4,548,677	$4,550,548	(0%)

Operating expenses 1,2
CCME	$506,718	$490,195	3%	$1,432,628	$1,387,963	3%
Americas Outdoor	196,711	198,946	(1%)	584,908	580,647	1%
International Outdoor 3	330,820	328,275	1%	1,000,953	1,027,701	(3%)
Other	40,032	42,491	(6%)	124,091	132,315	(6%)
Eliminations	(16,814)	(18,636)		(45,235)	(48,419)
Consolidated Operating expenses	$1,057,467	$1,041,271	2%	$3,097,345	$3,080,207	1%

OIBDAN1
CCME	$317,145	$308,564	3%	$853,412	$875,345	(3%)
Americas Outdoor	134,635	136,075	(1%)	367,924	355,203	4%
International Outdoor 3	60,847	67,845	(10%)	186,309	180,199	3%
Other	17,428	33,576	(48%)	43,687	59,594	(27%)
Corporate 1,4	(89,450)	(66,543)		(239,431)	(198,531)
Consolidated OIBDAN	$440,605	$479,517	(8%)	$1,211,901	$1,271,810	(5%)

Certain prior period amounts have been reclassified to conform to the 2013 presentation of financials throughout the press release.

1 See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section in this release.

2 The Company’s operating expenses include direct operating expenses and SG&A expenses.

3 During 2012, the Company disposed of international businesses.  For the three months ended September 30, 2012, these businesses contributed $3 million in revenues, $3 million in operating expenses, and less than $1 million in OIBDAN.

4 Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $28 million and $86 million for the three and nine months ended September 30, 2013, respectively. Includes Corporate for Clear Channel Outdoor Holdings, Inc. of $25 million and $77 million for the three and nine months ended September 30, 2012, respectively.

Media and Entertainment

Media+Entertainment revenues rose $25 million, or 3%, driven primarily by local, national and digital sales, as well as improvements in the traffic business due to improved sales strategies and expanded services, including weather.  Increases across multiple advertising categories were led by telecommunications, retail and auto advertising markets.  Digital revenues benefited from to higher total listening hours, which increased 30%.

Operating expenses rose $17 million during the third quarter of 2013 compared to the same period in 2012.  This increase reflects our continual investment in people, as well as greater expenses related to higher sales and increased listening hours, as well as promotional costs particularly related to the iHeartRadio Music Festival.  Expenses in the third quarter of 2013 also included a $3 million decrease in expenses related to investments in strategic revenue and cost savings initiatives.

OIBDAN increased $9 million, or 3%, to $317 million in the third quarter of 2013, including expenses related to investments in strategic revenue and cost savings programs that totaled $3 million.

Americas Outdoor Advertising

Americas outdoor revenues fell $4 million, or 1%, on a reported basis and $3 million, or less than 1% adjusted for movements in foreign exchange rates, driven by declining revenues in our airports business due to lost contracts and from the absence of our digital billboard revenue in the City of Los Angeles.  Partially offsetting these declines were higher occupancy and rate on traditional bulletins, as well as strong growth from rising rate, capacity and occupancy of digital bulletins in other markets.

Operating expenses declined $2 million, or 1%, to $197 million for third quarter 2013, on a reported basis and adjusted for the effects of movements in foreign exchange rates.  Operating expenses in the third quarter of 2012 reflected a decrease in variable expenses such as site lease expense in connection with a decline in airport revenues.  Expenses in the third quarter of 2013 also included a $1 million decrease in expenses related to investments in strategic revenue and cost savings programs.

OIBDAN, on a reported basis and excluding foreign exchange impacts, decreased $1 million, or 1%, to $135 million during the third quarter of 2013 compared to the same period in 2012.  Third quarter 2013 OIBDAN reflected approximately $2 million of expenses related to certain investments in strategic revenue and cost savings programs compared to $3 million in the third quarter of 2012.

International Outdoor Advertising

International outdoor revenues decreased $3 million, or less than 1%, after adjusting for a $3 million revenue reduction due to the divestiture of businesses during the third quarter of 2012 and a $1 million increase from movements in foreign exchange rates.  Strong revenue growth in emerging markets was offset by revenue declines in developed markets where, despite challenging economic conditions, certain countries performed well.  On a reported basis, revenues decreased $4 million, or 1%, compared to the same period of 2012.

Operating expenses increased $3 million in the third quarter of 2013, adjusting for $3 million of expenses resulting from the divestiture of businesses during the third quarter of 2012 and a $2 million increase from movements in foreign exchange rates.  Operating expenses declined due to cost savings from strategic investments made in previous periods, offset by higher costs in certain emerging markets and from new contracts in markets with increased revenue.

International outdoor OIBDAN in the third quarter of 2013 decreased $5 million, or 8%, to $62 million, adjusting for the divestiture of businesses during the third quarter of 2012 of less than $1 million and adjusting for a $1 million reduction from movements in foreign exchange rates.  On a reported basis, OIBDAN declined $7 million, or 10%, to $61 million.

Conference Call

CC Media Holdings, Inc. along with its wholly owned subsidiary, Clear Channel Communications, Inc., and its publicly traded subsidiary, Clear Channel Outdoor Holdings, Inc., will host a conference call to discuss results on November 7, 2013 at 8:30 a.m. Eastern Time.  The conference call number is 866-254-5936 (U.S. callers) and 651-291-7662 (international callers) and the passcode is 305763.  A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  After the live conference call, a replay will be available for a period of 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 305763.  An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of CC Media Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue	$1,587,522	$1,587,331	$4,548,677	$4,550,548
Operating expenses:
Direct operating expenses	623,872	617,221	1,840,121	1,826,917
Selling, general and administrative expenses	433,595	424,050	1,257,224	1,253,290
Corporate expenses	92,204	73,921	253,524	218,621
Depreciation and amortization	177,330	182,350	539,246	539,555
Other operating income (expense) - net	6,186	42,118	9,694	47,159
Operating income (loss)	266,707	331,907	668,256	759,324
Interest expense	438,404	388,210	1,231,437	1,148,093
Gain (loss) on marketable securities	31	-	130,929	-
Equity in earnings (loss) of nonconsolidated affiliates	3,983	3,663	13,595	11,914
Loss on extinguishment of debt	-	-	(3,888)	(15,167)
Other income (expense) – net	1,709	824	(17,389)	(1,679)
Income (loss) before income taxes	(165,974)	(51,816)	(439,934)	(393,701)
Income tax benefit (expense)	73,802	13,232	158,650	179,293
Consolidated net income (loss)	(92,172)	(38,584)	(281,284)	(214,408)
Less: Amount attributable to noncontrolling interest	9,683	11,977	16,372	18,807
Net income (loss) attributable to the Company	$(101,855)	$(50,561)	$(297,656)	$(233,215)

For the three months ended September 30, 2013, foreign exchange rate movements increased the Company’s revenues by less than $1 million and increased direct operating and SG&A expenses by approximately $2 million.  For the nine months ended September 30, 2013, foreign exchange rate movements increased the Company’s revenues by $1 million and direct operating and SG&A expenses by $4 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for September 30, 2013 and December 31, 2012:

(In millions)	September 30,	December 31,
	2013	2012
Cash	$711.1	$1,225.0
Total Current Assets	2,479.7	2,987.8
Net Property, Plant and Equipment	2,881.3	3,036.9
Total Assets	15,231.2	16,292.7

Current Liabilities (excluding current portion of long-term debt)	1,259.3	1,400.4
Long-Term Debt (including current portion of long-term debt)	20,411.2	20,747.1
Shareholders’ Deficit	(8,370.8)	(7,995.2)

TABLE 3 – Total Debt

At September 30, 2013 and December 31, 2012, CC Media Holdings had total debt of:

(In millions)	September 30,	December 31,
	2013	2012
Senior Secured Credit Facilities	$8,227.5	$9,075.5
Receivables based facility	247.0	-
Priority Guarantee Notes	4,324.8	3,749.8
Other secured debt	22.3	25.5
Total Consolidated Secured Debt	$12,821.6	$12,850.8

Senior Cash Pay and Senior Toggle Notes	$788.1	$1,626.1
Senior Notes	781.7	-
Clear Channel Senior Notes	1,436.5	1,748.6
Subsidiary Senior Notes	2,725.0	2,725.0
Subsidiary Senior Subordinated Notes	2,200.0	2,200.0
Other long-term debt	3.5	5.6
Purchase accounting adjustments and original issue discount	(345.2)	(409.0)
Total long term debt (including current portion of long-term debt)	$20,411.2	$20,747.1

The current portion of long-term debt was $433 million as of September 30, 2013.

Liquidity and Financial Position

For the nine months ended September 30, 2013, cash flow used by operating activities was $1 million, cash flow used by investing activities totaled $28 million, cash flow used for financing activities was $483 million, and the effect of exchange rate changes on cash was $2 million, for a net decrease in cash of $514 million.

Capital expenditures for the nine months ended September 30, 2013 were approximately $197 million compared to $260 million for the same period in 2012.

On October 21, 2013,  in accordance with the terms of the Stipulation of Settlement, dated July 8, 2013, among Clear Channel Outdoor Holdings, Inc. (“Outdoor”), a special litigation committee consisting of certain independent directors of Outdoor, Clear Channel Communications, Inc. (“CCU”), Outdoor’s indirect parent company, and the other parties thereto, Outdoor announced that (i) it notified CCU of its intent to make a demand (the “Demand”) for repayment on November 8, 2013 of $200,000,000 outstanding under the Revolving Promissory Note, dated as of November 10, 2005, between CCU, as maker, and Outdoor, as payee (as amended by the first amendment dated as of December 23, 2009, the “Due from CCU Note”), and (ii) its board of directors declared a special cash dividend payable in cash on November 8, 2013 to Class A and Class B stockholders of record at the closing of business on November 5, 2013, in an aggregate amount equal to $200,000,000 (or approximately $0.56 per share, based on shares outstanding at the close of business on September 30, 2013), conditioned only on CCU satisfying the Demand.  As the indirect parent of  Outdoor, CCU will be entitled to approximately 88% of the proceeds from the dividend through its wholly-owned subsidiaries.  The remaining approximately 12% of the proceeds from the dividend, or approximately $24 million, will be paid to the public stockholders of Outdoor.  Following satisfaction of the Demand, the balance outstanding under the Due from CCU Note will be reduced by $200,000,000.  As of September 30, 2013, the outstanding balance of the Due from CCU Note was $944,628,469.

During the nine months ended September 30, 2013, subsidiaries of the Company entered into the following debt transactions:

Clear Channel Communications, Inc. (a subsidiary of CC Media Holdings, Inc.)

●	Issued $575 million aggregate principal amount of 11.25% Priority Guarantee Notes due 2021.

●	Repaid 5.75% senior notes at maturity for $312 million.

●	Repaid all $847 million outstanding under term loan A under the senior secured credit facilities.

●	Extended $5.0 billion of Term Loan B and Term Loan C facilities due 2016 through a new Term Loan D facility due 2019.

●
Exchanged $348.1 million of existing 10.75% Senior Cash Pay Notes due 2016 for $348.0 million of newly-issued Senior Notes due 2021.  Exchanged $917.2 million of 11.00%/11.75% Senior Toggle Notes due 2016 for $64.2 million in cash and $853.0 million in new Senior Notes due 2021; as part of the transaction, a subsidiary of the Company exchanged $452.7 million of 11.00%/11.75% Senior Toggle Notes due 2016 for $31.7 million in cash and $421.0 million in new Senior Notes due 2021.  The new Senior Notes due 2021 have a cash coupon of 12.0% and a payment in kind coupon of 2.0%.

Clear Channel Outdoor Holdings, Inc. (a subsidiary of CC Media Holdings, Inc.)

●
Entered into a $75 million five-year senior secured revolving credit facility for working capital, to issue letters of credit and for other general corporate purposes.  At September 30, 2013, there were no amounts outstanding under the revolving credit facility.

The senior secured credit facilities require Clear Channel to comply on a quarterly basis with a financial covenant limiting the ratio of consolidated secured debt, net of cash and cash equivalents, to consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities) for the preceding four quarters.  Clear Channel’s secured debt consists of the senior secured credit facilities, the receivables-based credit facility, the priority guarantee notes and certain other secured subsidiary debt.  As required by the definition of consolidated EBITDA in Clear Channel’s senior secured credit facilities, Clear Channel’s consolidated EBITDA for the preceding four quarters of $2.0 billion is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net plus share-based compensation and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities) to operating income and net cash provided by operating activities for the four quarters ended September 30, 2013:

Four Quarters Ended
(In Millions) Note: numbers may not sum due to rounding	September 30,
2013
Consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities)	$1,967

Less adjustments to consolidated EBITDA (as defined by Clear Channel’s senior secured credit facilities):
Cost incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(80)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in Clear Channel’s senior secured credit facilities)	(55)
Non-cash charges	(30)
Cash received from nonconsolidated affiliates	(20)
Other items	(23)
Less: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	(779)
Operating income	979

Plus: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	779
Less: Interest expense	(1,632)
Less: Current income tax benefit	(54)
Plus: Other income (expense), net	(16)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	162
Change in assets and liabilities, net of assets acquired and liabilities assumed	112
Net cash provided by operating activities	$329

The maximum ratio under this financial covenant is currently set at 9.25:1 and reduces to 9:1 and 8.75:1 for the four quarters ended December 31, 2013 and December 31, 2014, respectively.  At September 30, 2013, the ratio was 6.3:1.

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and nine months ended September 30, 2013 and 2012.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2013 actual foreign revenues, expenses and OIBDAN at average 2012 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense) - net and impairment charges	OIBDAN
Three Months Ended September 30, 2013
CCME	$252,400	$-	$64,745	$-	$317,145
Americas Outdoor	86,105	-	48,530	-	134,635
International Outdoor	11,757	-	49,090	-	60,847
Other	7,503	-	9,925	-	17,428
Impairment charges	-	-	-	-	-
Corporate	(97,244)	2,754	5,040	-	(89,450)
Other operating income (expense) – net	6,186	-	-	(6,186)	-
Consolidated	$266,707	$2,754	$177,330	$(6,186)	$440,605

Three Months Ended September 30, 2012
CCME	$240,608	$-	$67,956	$-	$308,564
Americas Outdoor	85,898	-	50,177	-	136,075
International Outdoor	18,105	-	49,740	-	67,845
Other	22,913	-	10,663	-	33,576
Impairment charges	-	-	-	-	-
Corporate	(77,735)	7,378	3,814	-	(66,543)
Other operating income (expense) – net	42,118	-	-	(42,118)	-
Consolidated	$331,907	$7,378	$182,350	$(42,118)	$479,517

Nine Months Ended September 30, 2013
CCME	$652,797	$-	$200,615	$-	$853,412
Americas Outdoor	223,668	-	144,256	-	367,924
International Outdoor	36,296	-	150,013	-	186,309
Other	13,890	-	29,797	-	43,687
Impairment charges	-	-	-	-	-
Corporate	(268,089)	14,093	14,565	-	(239,431)
Other operating income (expense) – net	9,694	-	-	(9,694)	-
Consolidated	$668,256	$14,093	$539,246	$(9,694)	$1,211,901

Nine Months Ended September 30, 2012
CCME	$672,410	$-	$202,935	$-	$875,345
Americas Outdoor	213,501	-	141,702	-	355,203
International Outdoor	30,714	-	149,485	-	180,199
Other	24,723	-	34,871	-	59,594
Impairment charges	-	-	-	-	-
Corporate	(229,183)	20,090	10,562	-	(198,531)
Other operating income (expense) – net	47,159	-	-	(47,159)	-
Consolidated	$759,324	$20,090	$539,555	$(47,159)	$1,271,810

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
Consolidated Revenue	$1,587,522	$1,587,331	0%	$4,548,677	$4,550,548	(0%)
Excluding: Foreign exchange (increase) decrease	(448)	-		(1,343)	-
Revenue excluding effects of foreign exchange	$1,587,074	$1,587,331	(0%)	$4,547,334	$4,550,548	(0%)

Americas Outdoor revenue	$331,346	$335,021	(1%)	$952,832	$935,850	2%
Excluding: Foreign exchange (increase) decrease	560	-		782	-
Americas Outdoor revenue excluding effects of foreign exchange	$331,906	$335,021	(1%)	$953,614	$935,850	2%

International Outdoor revenue	$391,667	$396,120	(1%)	$1,187,262	$1,207,900	(2%)
Excluding: Foreign exchange (increase) decrease	(1,008)	-		(2,125)	-
International Outdoor revenue excluding effects of foreign exchange	$390,659	$396,120	(1%)	$1,185,137	$1,207,900	(2%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
Consolidated expense	$1,057,467	$1,041,271	2%	$3,097,345	$3,080,207	1%
Excluding: Foreign exchange (increase) decrease	(1,980)	-		(3,604)	-
Consolidated expense excluding effects of foreign exchange	$1,055,487	$1,041,271	1%	$3,093,741	$3,080,207	0%

Americas Outdoor expense	$196,711	$198,946	(1%)	$584,908	$580,647	1%
Excluding: Foreign exchange (increase) decrease	457	-		648	-
Americas Outdoor expense excluding effects of foreign exchange	$197,168	$198,946	(1%)	$585,556	$580,647	1%

International Outdoor expense	$330,820	$328,275	1%	$1,000,953	$1,027,701	(3%)
Excluding: Foreign exchange (increase) decrease	(2,437)	-		(4,252)	-
International Outdoor expense excluding effects of foreign exchange	$328,383	$328,275	0%	$996,701	$1,027,701	(3%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
Consolidated OIBDAN	$440,605	$479,517	(8%)	$1,211,901	$1,271,810	(5%)
Excluding: Foreign exchange (increase) decrease	1,532	-		2,261	-
Consolidated OIBDAN excluding effects of foreign exchange	$442,137	$479,517	(8%)	$1,214,162	$1,271,810	(5%)

Americas Outdoor OIBDAN	$134,635	$136,075	(1%)	$367,924	$355,203	4%
Excluding: Foreign exchange (increase) decrease	103	-		134	-
Americas Outdoor OIBDAN excluding effects of foreign exchange	$134,738	$136,075	(1%)	$368,058	$355,203	4%

International Outdoor OIBDAN	$60,847	$67,845	(10%)	$186,309	$180,199	3%
Excluding: Foreign exchange (increase) decrease	1,429	-		2,127	-
International Outdoor OIBDAN excluding effects of foreign exchange	$62,276	$67,845	(8%)	$188,436	$180,199	5%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
Corporate Expense	$92,204	$73,921	25%	$253,524	$218,621	16%
Less: Non-cash compensation expense	(2,754)	(7,378)		(14,093)	(20,090)
	$89,450	$66,543	34%	$239,431	$198,531	21%

Reconciliation of OIBDAN to Net Income (Loss)

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
	2013	2012	Change	2013	2012	Change
OIBDAN	$440,605	$479,517	(8%)	$1,211,901	$1,271,810	(5%)
Non-cash compensation expense	2,754	7,378		14,093	20,090
Depreciation and amortization	177,330	182,350		539,246	539,555
Impairment charges	-	-		-	-
Other operating income (expense) – net	6,186	42,118		9,694	47,159
Operating income	266,707	331,907		668,256	759,324

Interest expense	438,404	388,210		1,231,437	1,148,093
Gain on sale of marketable securities	31	-		130,929	-
Equity in earnings (loss) of nonconsolidated affiliates	3,983	3,663		13,595	11,914
Loss on extinguishment of debt	-	-		(3,888)	(15,167)
Other income (expense) – net	1,709	824		(17,389)	(1,679)
Income (loss) before income taxes	(165,974)	(51,816)		(439,934)	(393,701)
Income tax benefit (expense)	73,802	13,232		158,650	179,293
Consolidated net loss	(92,172)	(38,584)		(281,284)	(214,408)
Amount attributable to noncontrolling interest	9,683	11,977		16,372	18,807
Net income (loss) attributable to the Company	$(101,855)	$(50,561)		$(297,656)	$(233,215)

About CC Media Holdings, Inc.
CC Media Holdings, Inc. (OTCBB: CCMO), the parent company of Clear Channel Communications, is one of the leading global multi-platform media and entertainment companies specializing in radio, digital, out of home, mobile, live events, and on-demand entertainment and information services for local communities and providing premier opportunities for advertisers.  Its Clear Channel Media + Entertainment division has the largest reach of any radio or television outlet in America, serving 150 cities through 840 owned radio stations in addition to its iHeartRadio digital platform.  Its publicly traded Clear Channel Outdoor Holdings, Inc. division (NYSE: CCO) is one of the world’s largest out of home advertising companies, with more than 750,000 displays in over 40 countries across five continents, including 48 of the 50 largest markets in the United States. More information is available at www.clearchannel.com.

For further information, please contact:

Media
Wendy Goldberg
Executive Vice President – Communications
(212) 549-0965

Investors
Gregory Lundberg
Senior Vice President – Investor Relations
(212) 549-1717

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of CC Media Holdings, Inc. and its subsidiaries, including Clear Channel Communications, Inc. and Clear Channel Outdoor Holdings, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: the impact of the Company’s substantial indebtedness, including the use of cash from operations and other liquidity-generating transactions to make payments on its indebtedness; changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of CC Media Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.